EXHIBIT 10-D


                           EMPLOYMENT AGREEMENT


          THIS AGREEMENT is dated August 10, 1995 ("Agreement"), by and between GUARDSMAN PRODUCTS, INC., a Michigan corporation, of 3033 Orchard Vista Drive, S.E., Suite 200, Post Office Box 1521, Grand Rapids, Michigan 49506 ("Guardsman"), and EVERETTE L. MARTIN of 718 Gatewood, High Point, North Carolina 27262 ("Executive"), and the parties agree as follows:


                             R E C I T A L S :

     A. Executive is currently employed with Guardsman pursuant to an Employment Agreement between Guardsman and Executive dated May 14, 1992.

     B. The parties desire to modify the above-referenced Employment Agreement in order to specifically provide for and accommodate Executive's plans for retirement.

     C. The parties intend this Employment Agreement to entirely supersede and replace any previous Employment Agreement.


                                 AGREEMENT

          THEREFORE, for and in consideration of the terms and conditions herein, the parties agree as follows:

     1. EMPLOYMENT. The parties agree that Guardsman shall continue to employ Executive, and Executive shall continue employment with Guardsman, upon the terms and conditions set forth in this Agreement. The Employment Agreement dated May 14, 1992, is hereby terminated, and the parties intend that it shall be entirely replaced and superseded by this Agreement.

     2. TERM OF AGREEMENT. The term of this Agreement shall continue through December 31, 1997, and shall thereupon terminate unless earlier terminated as provided herein.

     3. COMPENSATION. During Executive's employment with Guardsman, he shall be paid an annual salary, annual bonuses, and other fringe benefits, as determined from time to time by the Board of Directors of Guardsman ("Board"), subject to the following:

          A. SALARY. Executive shall continue to be paid his current salary of One Hundred Fifty Thousand Dollars ($150,000)



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     through December 31, 1995.  Thereafter, he shall receive an annual salary of One Hundred Thousand Dollars ($100,000). Salary shall be paid monthly.

          B. BONUS. Executive will not participate in any new Performance Award Plan beginning after December 31, 1995. Executive will, however, continue as a participant in the existing Performance Award Plans in accordance with the terms and conditions of those plans. These plans are three (3) year rolling plans, based on profitability objectives for three (3) years. There are three (3) existing plans, ending at the end of calendar years 1995, 1996, and 1997, respectively. Executive shall be entitled to receive payment under the terms of these plans, it being understood that the payment of the last plan, if any, will be made in 1998.

               Executive shall also participate in the Annual Bonus Plan for 1995. No other bonuses shall be paid unless authorized by the Board.

          C. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Executive shall remain in the Guardsman Supplemental Executive Retirement Plan ("SERP") (dated January 1, 1990) for the term of this Agreement. For purposes of eligibility for benefit and payment of benefit under the SERP, Executive shall be deemed to have completed fifteen (15) years (180 months) as an officer, divisional officer, or other key employee as of December 31, 1997. Termination prior to December 31, 1997, would result in the appropriate reduction in the amount of benefit as described in the SERP.

          D. INSURANCE. Guardsman will continue to provide health insurance for Executive and his dependents under such group or other health plans as obtained by Guardsman, comparable to such insurance as is provided to Guardsman employees holding positions comparable to that of Executive. This insurance will be maintained up to Executive's sixty-fifth (65th) birthday (even if Executive retires from the company prior to that time) so long as Executive is not in breach of this Agreement. Executive shall pay the contribution for such insurance as is required by employees at the level of responsibility Executive is then working or, if retired, was working at the time of retirement.

          E. BUSINESS EXPENSES. Executive will be reimbursed for his normal ongoing business expenses, including any club dues and fees that are currently being reimbursed by Guardsman, in the same manner as other key executives of Guardsman holding positions comparable to that of Executive, for the term of this Agreement.


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          F.   STOCK OPTIONS.  Executive's existing stock options will
     remain in effect for the term of this Agreement according to the terms of said options. Any new grants of stock options during the term of this Agreement will be given at a level commensurate with other such grants to persons at the level of responsibility at Guardsman which Executive is then working, as determined by the Board in its sole discretion.

          G. VACATION. Executive shall be entitled to vacation time consistent with the vacation policy of Guardsman as in effect from time to time.

          H. OTHER. Any other compensation or benefits shall be at the sole discretion of the Board.

     4. DUTIES. Executive will be available on an "as needed" basis to assist Guardsman in the transition of new personnel to his present position, in anticipation of Executive's retirement, and will further be available as an advisor to the sales force and the customer base of the wood-coatings group of Guardsman. This Agreement anticipates that Executive may be reducing his actual work hours, but Executive shall spend at least fifty percent (50%) of the time previously devoted to business in the business and affairs of Guardsman. Executive agrees that he will not be employed by anyone other than Guardsman for the term of this Agreement.

          Executive shall be reasonably available to Guardsman's North Carolina facility. So long as Executive is reasonably available to the North Carolina facility, Executive shall not be required to relocate or spend any substantial amount of time outside of the North Carolina area, except for travel not substantially in excess of Executive's present business travel obligations.

     5. LOYALTY AND CONFIDENTIALITY. Executive agrees that during his employment with Guardsman he will not, without the prior approval of the Board, either for himself or on behalf of any other person, firm, or corporation, directly or indirectly divert or attempt to divert from Guardsman any business opportunity or business whatsoever, or attempt to negatively influence any Guardsman customers or potential Guardsman customers with whom Executive may have dealings. Executive shall be loyal to Guardsman during his employment and shall forever hold in strictest confidence and shall not use or disclose any information, technique, process, development, or experimental work, trade secret, customer lists, or other secret and confidential matter relating to the products, services, sales, employees, or business of Guardsman, except as such disclosure or use may be required in connection with Executive's work for Guardsman.
Upon termination of his employment with Guardsman, Executive shall deliver to Guardsman any and all materials relating to Guardsman's business including, without limitation, all customer lists, keys, financial



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information, business notes, business plans, credit cards, memoranda, specifications, and documents. Executive shall not retain any photocopies or other facsimiles of such materials.

     6. TERMINATION. Executive's employment and this Agreement may be terminated prior to the end of the term hereof (Paragraph 2) as follows:


          A. DEATH. If Executive, while in the employ of Guardsman, shall die prior to the expiration of this term of employment, this Agreement shall terminate upon Executive's death which, for purposes of this Agreement, shall be deemed to have occurred on the last day of the month in which his death occurs. Guardsman shall continue to pay salary at the rate set forth in Paragraph 3, above, for a period of three (3) months following the date of death, but not beyond the term of this Agreement.

               If Executive should die while any amount would still be payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary designated by Executive in a writing delivered to Guardsman or, if there be no such designated beneficiary, to his estate.

          B. DISABILITY. If Executive shall be unable to substantially perform the duties described in Paragraph 4 above for a period of nine (9) successive months by reason of illness or other similar incapacity or disability, this Agreement may be terminated as of the end of any calendar month following such nine (9) months by Guardsman, based upon a determination that Executive is disabled and by notice in writing to that effect to Executive. Executive can terminate this Agreement in the same circumstances by presenting his resignation in writing to Guardsman. Any determination as to whether Executive is disabled shall be made by a licensed physician selected by agreement of Guardsman and Executive or, if they cannot agree upon a physician, then by a majority of a panel of three (3) licensed physicians, one selected by Guardsman, one selected by Executive, and the third selected by the first two. If this Agreement is terminated by Guardsman pursuant to this Subparagraph 6(B), the compensation provided in Paragraph 3 of this Agreement shall continue for such period as the Board shall in its sole discretion deems appropriate but not beyond the term of this Agreement. If this Agreement is terminated by Executive pursuant to this Subparagraph 6(B), the compensation provided in Paragraph 3 of this Agreement shall continue for such period as the Board deems appropriate, but not less than the period provided in Guardsman's employee disability policy in effect at the time of the termination.


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          C.   TERMINATION FOR CAUSE.  Guardsman shall have the right
     to terminate Executive's employment for "Cause." For purposes of this Agreement, "Cause" shall be limited to:

               (i) the willful and continued failure by Executive to substantially perform assigned duties consistent with Paragraph 4 above (other than any failure resulting from an illness or other similar incapacity or disability), after a demand for substantial performance is delivered to Executive on behalf of the Board which specifically identifies the manner in which it is alleged that Executive has not substantially performed his duties; or

              (ii) the willful engaging by Executive in misconduct which is materially injurious to Guardsman, monetarily or otherwise.

     For purposes of this Subparagraph C, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interests of Guardsman. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until: there shall have been delivered to him a copy of a notice of termination on behalf of the Board; and after reasonable notice to him and an opportunity for him, together with his counsel (at his own expense), to be heard before the Board, at least two-thirds of the Board finds, in their reasonable opinions, that Executive was guilty of conduct set forth above in Clause (i) or (ii) and specifying the particulars thereof in detail.

          D. TERMINATION BY EXECUTIVE. Executive shall have the right to terminate his employment with Guardsman by providing written notice of the termination to Guardsman, if Guardsman shall materially breach its obligations under this Agreement.

          E. TERMINATION BY NOTICE. Guardsman and Executive shall each have the right to terminate their employment relationship for reasons other than those provided in this Paragraph 6 by giving thirty (30) days' written notice to the other party specifying the date of termination.

          F. RETIREMENT. Executive shall have the option to retire on his sixty-second (62nd) birthday and terminate this Agreement. Upon such termination, salary payments shall cease, but Executive shall continue to participate in the bonus [Paragraph 3(B) herein] and shall continue to receive health insurance [Paragraph 3(D) herein] and all other benefits provided under this Agreement pursuant to the terms of this Agreement.

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     7.   SEVERANCE PAY.

          A. If Executive's employment shall be terminated by Guardsman by the provision of thirty (30) days' written notice pursuant to Subparagraph 6(E) of this Agreement, or if Executive's employment is terminated by Executive under Subparagraph 6(D) of this Agreement, Executive shall be entitled to receive severance pay for the remainder of the period of employment provided in this Agreement in the amount and upon the terms of the compensation under Paragraph 3 herein, which would have been paid if the employment had not been terminated, so long as Executive is not in competition with Guardsman as defined in Paragraph 8.

          B. MITIGATION OF SEVERANCE PAY. Executive shall not be required to mitigate the amount of any payments of severance benefits provided in this Paragraph 7 by seeking other employment or otherwise, nor shall the amount of any payment provided in this Paragraph 7 be reduced by any compensation earned by Executive as a result of his employment with another employer after termination, or otherwise.

     8. COVENANT NOT TO COMPETE. Recognizing that his skill, experience, and knowledge are unique and are a material inducement to Guardsman to enter into this Agreement, Executive agrees that during his employment pursuant to this Agreement, Executive will not participate directly or indirectly, in the ownership, management, financing, operation, or control of any business which is the same as or similar to the present or future businesses of Guardsman or its subsidiaries. Executive shall also not provide consulting services or serve as an employee, officer, or director for any such business during his employment pursuant to this Agreement. Executive is not prohibited by this paragraph, however, from owning an insignificant amount of stock of any corporation whose shares are publicly traded on any national or regional stock exchange or over the counter, so long as that ownership is in no case more than five percent (5%) of the outstanding shares of the corporation.

     9. EXECUTIVE LIABILITY INSURANCE COVERAGE AND INDEMNIFICATION. Nothing in this Agreement shall deprive Executive, both during and subsequent to the termination of his employment pursuant to this Agreement, of the benefits of Guardsman's existing or hereafter obtained executive liability insurance coverage, subject to the terms and conditions of such coverage, nor of any right to indemnification under Guardsman's Restated Certificate of Incorporation and Bylaws or under any indemnification agreement between Guardsman and Executive, subject to the limitations on indemnification set forth therein.





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     10.  SUCCESSORS.  This Agreement shall be binding on and shall inure to the benefit of the successors, heirs, representatives, and assigns of the parties. Nothing in this Agreement, however, shall be construed to allow Executive to assign this Agreement.

     11. NOTICE. Notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Executive at the address set forth on the first page of this Agreement, or to Guardsman at its principal executive offices to the attention of the President of Guardsman with a copy to the Secretary of Guardsman, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     12. MODIFICATION OR WAIVER. No provisions of this Agreement may be amended, modified, waived, or discharged except by writing signed by the parties. No waiver by either party of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions. Failure to insist upon strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed waiver or relinquishment of such right or power at any other time.

     13. GOVERNING LAW. This Agreement was entered into in the State of Michigan and shall be construed and interpreted in accordance with the laws of the State of Michigan.

     14. CONSTRUCTION. Each party has read and understands this Agreement, and has had the opportunity to receive independent legal advice from its attorneys with respect to the advisability of entering into this Agreement. Any ambiguity in this Agreement shall not be construed against the drafter, but rather the terms hereof shall be given a reasonable interpretation as if each party had in fact drafted the Agreement.

     15. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     16. ENTIRE AGREEMENT. This Agreement constitutes an integration of the entire agreement of the parties, and supersedes and replaces any prior agreement, written or oral. Any representation, warranty, promise, or condition, whether written or oral, not specifically incorporated herein shall not be binding upon the parties.




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          IN WITNESS WHEREOF, Guardsman has caused this Agreement to be executed by a duly authorized corporate officer and Executive has executed this Agreement as of the date and year first above written.

                                   GUARDSMAN PRODUCTS, INC.


                                   By /S/ CHARLES E. BENNETT
                                   Charles E. Bennett
                                   President and CEO


                                   /S/ EVERETTE L. MARTIN
                                   Everette L. Martin - Executive





































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